EXHIBIT 1.6

[Capital Securities]

[            ] Capital Securities

RJF CAPITAL TRUST [    ]

(a Delaware Trust)

[    ]% Capital Securities

(Liquidation Amount of $[    ] per Capital Security)

UNDERWRITING AGREEMENT

New York, New York

[Date]

To the Representatives

named in Schedule I

hereto of the Underwriters

named in Schedule II hereto

Dear Ladies and Gentlemen:

RJF Capital Trust [    ] (the “Trust”), a statutory trust organized under the Statutory Trust Act of the State of Delaware (the “Delaware Act”), and Raymond James Financial, Inc., a Florida corporation (the “Company” and, together with the Trust, the “Offerors”), confirm their agreement (the “Agreement”) with [                ] and each of the Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of [    ]% Capital Securities (liquidation amount of $[    ] per capital security) of the Trust (the “[Firm] Capital Securities”) set forth in Schedule II attached hereto. [In addition, the Trust proposes to grant to the Underwriters an option to purchase from the Trust up to an aggregate of [            ] additional [    ]% Capital Securities (liquidation amount of $[    ] per capital security) of the Trust (the “Option Capital Securities”) and, together with the Initial Capital Securities, the “Capital Securities”).] The Capital Securities will be guaranteed on a subordinated basis by the Company, to the extent set forth in the Prospectus (as defined herein) with respect to distributions and payments upon liquidation, redemption and otherwise (the “Capital Securities Guarantee”) pursuant to the Capital Securities Guarantee Agreement, to be dated as of [                ], 20[    ][, and as may be amended, if necessary, in connection with an exercise of the Option] (the “Capital Securities Guarantee Agreement”), by and between the Company and [            ] (the “Guarantee Trustee”) and will be entitled to the benefits of certain back-up undertakings described in the Prospectus with respect to the Company’s agreement pursuant to the [            ] Supplemental Indenture (as defined herein) to pay all reasonable expenses relating to administration of the Trust (other than payment obligations with respect to the Capital Securities). The Capital Securities and the related Capital Securities Guarantees are referred to herein as the “Securities.”

The Offerors understand that the Underwriters propose to make an offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Declaration (as defined herein), the Indenture and the Capital Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”). The entire proceeds to the Trust from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”) and will be used by the Trust to purchase $                in aggregate principal amount of [    ]% Junior Subordinated Notes due          (the “Junior Subordinated Notes”) issued by the Company [(and such additional aggregate principal amount of the Junior Subordinated Notes as may be necessary if the Option is exercised)] pursuant to the Indenture (as defined herein). The Common Securities will be guaranteed on a subordinated basis by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, redemption, and otherwise (the “Common Securities Guarantee” and, together with the Capital Securities Guarantee, the “Guarantees”) pursuant to the Common Securities Guarantee Agreement, to be dated as of [                ], 20[    ][, and as may be amended, if necessary, in connection with an exercise of the Option] (the “Common Securities Guarantee Agreement” and, together with the Capital Securities Guarantee Agreement, the “Guarantee Agreements”).

The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of [                ], 20[    ] (the “Declaration”) [(as may be further amended, if necessary, in connection with the exercise of the Option)] among the Company, as Sponsor, [                ],[                ], and [                ], as trustees (the “Regular Trustees”), [            ], a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”), and [            ], a New York banking corporation, as property trustee (the “Property Trustee” and, together with the Delaware Trustee and Regular Trustees, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Notes will be issued pursuant to the indenture, dated as of [            ,             ] (the “Base Indenture”), between the Company and [        ], as trustee (the “Debt Trustee”), as supplemented by a [            ] supplement to the Base Indenture, to be dated as of [                ], 20[    ] (the “[            ] Supplemental Indenture,” and together with the Base Indenture [and any other amendments or supplements thereto, which may be required in connection with the exercise of the Option], the “Indenture”), by and between the Company and the Debt Trustee.

1.      Representations and Warranties.

(a)     The Offerors jointly and severally represent and warrant to each Underwriter that:

(i)      The Offerors have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-[        ]), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectiveness, is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement[, any preliminary prospectus] or the Prospectus, as the case may be, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to [any preliminary prospectus or] the Prospectus[, as the case may be,] shall be deemed to refer to and include any documents filed after the date of such [preliminary prospectus or] Prospectus[, as the case may be,] under the Exchange Act, and incorporated by reference in such [preliminary prospectus or] Prospectus[, as the case may be]; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) under the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, [a preliminary prospectus,] the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act).

(ii)     The term “Disclosure Package” shall mean (A) [the preliminary prospectus, as it may be amended or supplemented,] (B) the Base Prospectus, (C) the applicable issuer free writing prospectuses as defined under Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto; (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (E) the Final Term Sheet (as defined herein), which also shall be identified in Schedule III hereto. As of          [a.m./p.m.] (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof (the “Underwriter Information”).

(iii)    As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture complied, complies or will comply in all material respects with the applicable provisions under the Securities Act, the Exchange Act and the Trust Indenture Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to (I) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Debt Trustee, the Property Trustee or the Guarantee Trustee or (II) the Underwriter Information. The documents which are incorporated by reference in the Registration Statement, the Disclosure Package[, the preliminary prospectus] or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of [the preliminary prospectus or] the Prospectus, and the Offerors are without knowledge that any proceedings have been instituted for either purpose.

(iv)    Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no Material Adverse Effect (as defined below).

(v)     The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Capital Securities, the Common Securities and the Declaration; the Trust is not a party to or otherwise bound by any agreement other than those described in the Disclosure Package and the Prospectus; the Trust is and will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is not and will not be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

(vi)    The Common Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement, the Disclosure Package and the Prospectus, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Disclosure Package and the Prospectus; and the issuance of the Common Securities is not subject to preemptive or other similar rights.

(vii)   This Agreement has been duly authorized, executed and delivered by each of the Offerors.

(viii)  The Declaration has been duly authorized by the Company, as sponsor, and when validly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will be a valid and binding obligation of the Company, the Trust and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, subject, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy (collectively, the “Permitted Exceptions”) and will conform to all statements relating thereto in the Disclosure Package and the Prospectus; and the Declaration has been duly qualified under the Trust Indenture Act.

(ix)    Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Capital Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Capital Securities Guarantee by the trustee thereof, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and each of the Guarantees and the Guarantee Agreements will conform to all statements relating thereto contained in the Disclosure Package and the Prospectus; and the Capital Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act.

(x)     The Capital Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered pursuant to this Agreement and the Declaration against payment of the consideration therefor set forth in Schedule I hereto, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Disclosure Package and the Prospectus; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and, subject to the terms of the Declaration, holders of Capital Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

(xi)    Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

(xii)   Neither of the Offerors is, and upon the issuance and sale of the Capital Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, neither will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder (collectively, the “1940 Act”).

(xiii)  No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the offering of the Capital Securities, the Junior Subordinated Notes or the Capital Securities Guarantee hereunder, except such as may be required under the Securities Act or state securities or insurance laws and the qualification of the Declaration, the Capital Securities Guarantee Agreement and the Indenture under the Trust Indenture Act.

(xiv)  (A) At the earliest time after the Offerors or another offering participant made a bona fide offer (within the meaning under Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), neither Offeror was or is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(xv)   No Issuer Free Writing Prospectus (including the Final Term Sheet), as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein[, the preliminary prospectus] or the Prospectus, that had not or has not been superseded or modified. If at any time following delivery of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement[, the preliminary prospectus,] or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

(xvi)   The Offerors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Capital Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, [the preliminary prospectus,] the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

(b)     The Company represents and warrants to each Underwriter that:

(i)      (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) under the Exchange Act or form of prospectus), (C) at the time the Company, the Trust or any person acting on their respective behalf (within the meaning, for this clause only, under Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption under Rule 163 under the Securities Act, and (D) at the Execution Time (with such time being used as the determination time for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, neither the Company nor the Trust has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(ii)     The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement, the Declaration, as Sponsor, the Indenture and each of the Guarantee Agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(iii)    The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture will conform to all statements relating thereto contained in the Disclosure Package and the Prospectus; and the Indenture has been duly qualified under the Trust Indenture Act.

(iv)    The Junior Subordinated Notes have been duly authorized by the Company and, when duly executed by the Company and authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Disclosure Package and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and will be in the form contemplated by, and, subject to the Permitted Exceptions, entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Disclosure Package and the Prospectus.

(v)     The Company’s obligations under the Guarantee Agreements are subordinate and junior in right of payment to all liabilities of the Company* and are pari passu with the most senior preferred stock, if any, issued by the Company.

(vi)    The Junior Subordinated Notes are subordinated and junior in right of payment to all “Senior Obligations” (as defined in the Indenture) of the Company.

(vii)   Each holder of securities of the Company having rights to the registration of such securities under the Registration Statement has waived such rights or such rights have expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement.

(viii)  Neither the issuance and sale of the Junior Subordinated Notes or the Guarantees, nor the consummation of any other of the transactions herein contemplated by the Indenture or the Guarantee Agreements, nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under (1) the articles of incorporation or by-laws of the Company, each as amended to date, or (2) any order, law or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company;

(ix)    Neither the issuance and sale of the Junior Subordinated Notes or the Guarantees, nor the consummation of any other of the transactions herein contemplated by the Indenture or the Guarantee Agreements, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company is a party or bound;

(x)     Neither the Company nor any of its subsidiaries that are listed in the Company’s latest annual report on Form 10-K pursuant to the requirements of Form 10-K and Item 601(b)(21) of the Commission’s Regulation S-K and are “significant subsidiaries” as defined in Rule 1-02(w) of the Commission’s Regulation S-X (the “Significant Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus.

* Revise as necessary to reflect any modifications to the transaction terms.

(xi)     Neither the Company nor any of its Significant Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

(xii)    The statements set forth in the Prospectus under the captions “Description of Capital Securities,” “Relationship among the Capital Securities, the Junior Subordinated Notes, and the Guarantee” and “Registration and Settlement,” insofar as they purport to constitute a summary of the terms of the Capital Securities, and under the caption “U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(xiii)   Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xiv)   The Company and its Significant Subsidiaries possess all authorizations issued by the appropriate Federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each Federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Prospectus, except as would not, individually or in the aggregate, have a material adverse effect on the prospects, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries.

(xv)    KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(xvi)   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xvii)  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xviii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(xix)   Each Significant Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary.

(xx)    The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those consolidated financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principals (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, included in the Registration Statement or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference or included in the Registration Statement and the Prospectus.

(c)     Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(d)     The Trust represents and warrants to each Underwriter that:

(i)      Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Trust, whether or not arising from transactions in the ordinary course of business, and (B) there have been no transactions entered into by the Trust, other than in the ordinary course of business, which are material to the Trust.

(ii)     Except as disclosed in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best knowledge of the Trust, threatened, against or affecting the Trust that is required to be disclosed in the Disclosure Package and the Prospectus, other than actions, suits or proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business or properties of the Trust, whether or not arising from transactions in the ordinary course of business; and there are no transactions, contracts or documents of the Trust that are required to be filed as exhibits to the Registration Statement by the Securities Act that have not been so filed.

(iii)    The Trust possesses adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies to conduct the business now operated by it, and the Trust has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the condition (financial or other), earnings, business or properties of the Trust.

(iv)    The execution, delivery and performance of this Agreement and the Declaration, the issuance and sale of the Capital Securities and the Common Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Trust and do not and will not result in any violation of the Declaration or the Certificate of Trust for

the Trust dated as of [                ], 20[    ] (the “Certificate of Trust”) and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties.

(e)     Each certificate signed by any Trustee of the Trust and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Trust to each Underwriter as to the matters covered thereby.

(f)      Each Underwriter, severally and not jointly, represents and agrees that:

 (i)      it has not and will not, directly or indirectly, offer, sell or deliver any of the Capital Securities or distribute [the preliminary prospectus,] the Prospectus or any other offering materials (including any Issuer Free Writing Prospectuses or other free writing prospectuses) relating to the Capital Securities in or from any jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth herein; and

 (ii)      it will comply in all material respects with the selling restrictions set forth in [the preliminary prospectus and] the Prospectus under the caption “Underwriting—Selling Restrictions.”

2.      Purchase and Sale.

(a)     Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the price per security set forth in Schedule I, the number of [Firm] Capital Securities set forth in Schedule II opposite the name of such Underwriter (except as otherwise provided in Schedule I), plus any additional number of [Firm] Capital Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

The purchase price of $[        ] per security (the “Purchase Price”) to be paid by the several Underwriters for the [Firm] Capital Securities shall be an amount equal to the initial public offering price. The initial public offering price per Capital Security and the Purchase Price per Capital Security are set forth in Schedule I. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the [Firm] Capital Securities will be used to purchase the Junior Subordinated Notes of the Company, the Company hereby agrees to pay at the Closing Date to the Underwriters, a commission per [Firm] Capital Security determined by agreement between the Representatives and the Company for the [Firm] Capital Securities to be delivered by the Trust hereunder at the Closing Date. The commission is set forth in Schedule I.

(b)     [In addition, the Trust agrees to issue and sell the Option Capital Securities to the several Underwriters as provided in this Agreement, and the Underwriters, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, shall have the option to purchase, severally and not jointly, from the Company the Option Capital Securities at the Purchase Price. The Company hereby agrees to pay at the Option Closing Date to the Representatives, for the accounts of the several Underwriters, a commission per Option Capital Security equal to the commission set forth on Schedule I.

If any Option Capital Securities are to be purchased, the number of Option Capital Securities to be purchased by each Underwriter shall be the number of Option Capital Securities which bears the same ratio to the aggregate number of Option Capital Securities being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number increased as set forth in Section 8 hereof) bears to the aggregate number of Firm Capital Securities being purchased from the Trust by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Capital Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Capital Securities as to which the option is being exercised and the date and time when the Option Capital Securities are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 8 hereof). Any such notice shall be given at least three business days prior to the date and time of delivery specified therein.]

3.      Delivery and Payment.

The Trust shall deliver, or cause to be delivered, the Capital Securities to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the Purchase Price thereof in federal (same-day) funds or wire transfer to an account previously designated to the Representatives by the Company and the Trust (or, if agreed to by the Representatives and the Company and the Trust, by certified or official bank check or checks), by causing [transfer agent], as registrar, to register the Capital Securities in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), or such other nominee as DTC may designate, and shall cause DTC to credit the Capital Securities to the account of [Raymond James & Associates, Inc.] at DTC.

The time and date of such delivery and payment, with respect to the [Firm] Capital Securities, shall be [        ] [a.m./p.m.], New York City time on the third business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Exchange Act (the “Closing Date”), following the date of the Prospectus or such other time and date as the

Representatives and the Company may agree upon in writing[, and with respect to the Option Capital Securities shall be [        ] [a.m./p.m.], New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Option Capital Securities, or at such other time and date as the Representatives and the Company may agree upon in writing (the “Option Closing Date”)].

4.      Covenants of the Offerors. Each of the Offerors jointly and severally covenants with each Underwriter as follows:

(a)     During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company or the Trust), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Offerors will notify the Representatives promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the filing of any supplement to the Disclosure Package, the Prospectus or any document filed pursuant to the Exchange Act which will be incorporated by reference in [the preliminary prospectus or] the Prospectus, or any amendment or supplement thereto, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Disclosure Package or the Prospectus (other than with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement[, the preliminary prospectus] and the Prospectus), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement[, the preliminary prospectus] and the Prospectus), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)     Prior to the termination of the offering of the Capital Securities, the Offerors (1) will give the Representatives notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment) (other than with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement[, the preliminary prospectus] and Prospectus that is not filed to correct a misstatement, an omission or non-compliance that is the subject of a notice delivered to the Underwriters pursuant to paragraph (e) below (a “Periodic Filing”)), or (ii) any amendment or supplement to the Disclosure Package or the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Capital Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act) (other than with respect to a Periodic Filing), will furnish the Representatives with copies of any such amendment, supplement or other document within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object and (2) will furnish the Representatives with copies of any document that will be incorporated by reference in [the preliminary prospectus] or the Prospectus whether pursuant to the Securities Act, the Exchange Act or otherwise. Subject to the foregoing, the Offerors will file [the preliminary prospectus and] the Prospectus pursuant to Rule 424(b) under the Securities Act within the time required by such rule.

(c)     The Offerors will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of [the preliminary prospectus, or] the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Offerors will pay the expenses of printing all documents relating to the offering.

(d)     If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Offerors in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Offerors promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Securities, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(e)     If at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Capital Securities, except with respect to any such delivery requirement imposed upon an affiliate of the Offerors in connection with any secondary market sales, any event shall occur as a result of which the Disclosure Package or the Prospectus as then amended or supplemented will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act, the Offerors will, subject to paragraph (b) above, promptly prepare and file with the Commission such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance (including, if consented to by the Representatives, by means of an Issuer Free Writing Prospectus), give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Capital Securities, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(f)     The Offerors will arrange for the qualification of the Capital Securities (and the Capital Securities Guarantee) and the Junior Subordinated Notes for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualification in effect so long as required for distribution of the Capital Securities (and the Capital Securities Guarantee) and the Junior Subordinated Notes and will arrange for the determination of the legality of the Capital Securities (and the Capital Securities Guarantee) and the Junior Subordinated Notes for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now or so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(g)     The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions under Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(h)     The Offerors will use reasonable efforts to effect the listing of the Capital Securities on the New York Stock Exchange; if the Capital Securities are exchanged for Junior Subordinated Notes, the Company will use its reasonable best efforts to effect the listing of the Junior Subordinated Notes on the exchange on which the Capital Securities were then listed.

(i)     The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)     Until the business day following the Closing Date, neither the Company nor the Trust will, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Securities Act; provided, however, the Company may, at any time, offer or sell or announce the offering of securities (i) covered by a registration statement on Form S-8 or (ii) covered by a registration statement on Form S-3 [and (A) pursuant to which the Company issues securities in an underwritten offering in which the lead manager is [Raymond James & Associates, Inc.] (under Registration Statement No. 333-[            ]) or (B) pursuant to which the Company issues securities in underwritten offerings in one or more non-U.S. currencies in which one of the lead managers is [Raymond James & Associates, Inc.], or (C) pursuant to which affiliates of the Company offer securities of the Company in secondary market transactions].

(k)     The Offerors will prepare a final term sheet containing a description of the Capital Securities and the offering contemplated hereby, in a form approved by the Representatives and contained in Schedule IV of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”).

(l)     The Offerors represent that each has not made, and agree that, unless they obtain the prior written consent of the Representatives, they will not make, any offer relating to the Capital Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act) required to be filed by an Offeror with the Commission or retained by an Offeror under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Offerors agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) they have complied and will comply, as the case may be, with the requirements under Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Offerors consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined under Rule 433, and (b) contains only (i) information describing the preliminary terms of the Capital Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Capital Securities or their offering and that is included in the Final Term Sheet of the Offerors contemplated in paragraph (k) above.

(m)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Capital Securities remain unsold by the Underwriters, the Company and the Trust will file prior to the Renewal Deadline, if they have not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Capital Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company and the Trust will file prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the Capital Securities, in a form satisfactory to the Representatives, and will use their best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company and the Trust will take all other action necessary or appropriate to permit the public offering and sale of the Capital Securities to continue as contemplated in the expired registration statement relating to the Capital Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n)     If at any time when Capital Securities remain unsold by the Underwriters the Company or the Trust receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Capital Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company and the Trust will take all other action necessary or appropriate to permit the public offering and sale of the Capital Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(o)     The Company agrees to pay the required Commission filing fees relating to the Capital Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(p)     The Offerors will apply the net proceeds from the sale of the Capital Securities sold by them in the manner described under the caption “Use of Proceeds” in each of [the preliminary prospectus and] the Prospectus.

5.      Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Capital Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date [and any Option Closing Date], to the accuracy of the statements of the officers of the Company or trustees of the Trust made in any certificates furnished pursuant to the provisions hereof, to the performance by the Offerors of its obligations hereunder and to the following additional conditions:

(a)     For the period from and after effectiveness of this Agreement and prior to the Closing Date [and any Option Closing Date]:

(i)      no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company and the Trust shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the Capital Securities are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representatives prior to the Closing Date);

(ii)     the Company shall have filed [the preliminary prospectus and] the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii)    the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b); and

(iv)    Financial Industry Regulatory Authority, Inc. (“FINRA”) shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)     At the Closing Date, the Representatives shall have received:

(i)      The opinion of Morrison & Foerster LLP, counsel for the Company and the Trust, dated as of the Closing Date [and any Option Closing Date], to the effect of paragraphs (D) through (P) and (S) below, and the opinion of the General Counsel to the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date [and any Option Closing Date], to the effect of paragraphs (A), (B), (C), (Q) and (R) below:

(A)     The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Florida and has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus.

(B)     The Company is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company is required to be so qualified or licensed.

(C)     Such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required.

(D)     The Registration Statement became effective under the Securities Act automatically upon its filing; no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, has been issued and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened, or that the Company or the Trust has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; and the Registration Statement, the Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements under the Securities Act, the Exchange Act and the Trust Indenture Act.

(E)      This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions;

(F)      No consent, approval, authorization or order of any court or governmental agency or body in the United States is necessary or required on behalf of the Company or the Trust in connection with the offering, issuance or sale of the Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Notes by the Offerors, except (A) such as may be required under the Securities Act and such as may be required under the blue sky, state securities, insurance or similar laws of the United States, and (B) the qualification of the Declaration, the Capital Securities Guarantee Agreement and the Indenture under the Trust Indenture Act.

(G)      The Declaration has been duly authorized, executed and delivered by the Company and the Regular Trustees and has been duly qualified under the Trust Indenture Act.

(H)      Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Capital Securities Guarantee Agreement, assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; and the Capital Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act. The Common Securities Guarantee Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions. The Guarantees and the Guarantee Agreements conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus.

(I)       The Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution, and delivery by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture has been duly qualified under the 1939 Act; and the Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Prospectus, as supplemented or amended.

(J)       The Junior Subordinated Notes have been duly authorized and, when executed and authenticated in the manner provided in the Indenture and delivered against payment therefore, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; and the Junior Subordinated Notes conform in all material respects to the description thereof in the Disclosure Package and the Prospectus, as supplemented or amended.

(K)      Neither the Company nor the Trust is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus neither will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(L)      The forms of the Common Securities and the Capital Securities and the Declaration conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(M)      All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

(N)      The Trust is not a party to or otherwise bound by any agreement other than those described in the Disclosure Package and the Prospectus.

(O)      This Agreement has been duly executed and delivered by the Trust.

(P)      Neither the issuance and sale of the Junior Subordinated Notes or the Guarantees, nor the consummation of any other of the transactions herein contemplated or contemplated by the Indenture or the Guarantee Agreements, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under (1) the articles of incorporation or by-laws of the Company, each as amended to date, or (2) any order, law or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.

(Q)      Neither the issuance and sale of the Junior Subordinated Notes or the Guarantees, nor the consummation of any other of the transactions herein contemplated or contemplated by the Indenture or the Guarantee Agreements, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company is a party or bound.

(R)      If the [Firm] Capital Securities are to be listed on the              Stock Exchange, authorization therefore has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Offerors have filed a preliminary listing application and all required supporting documents with respect to the [Firm] Capital Securities to be filed with the [NYSE] and such counsel has received no information stating that the [Firm] Capital Securities will not be authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution.

(S)      Such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement.

In rendering such opinion, such counsel shall also state that, although it has participated in conferences with representatives of the Underwriters and with representatives of the Company, its counsel and its accountants concerning the Registration Statement, the Disclosure Package and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, such counsel has not independently verified the accuracy, completeness or fairness of such statements. Such counsel also need not pass upon, nor assume any responsibility for, ascertaining whether or when any of the information contained in the Disclosure Package was conveyed to any purchaser of the Capital Securities. Such counsel shall state that based upon and subject to the foregoing, nothing has come to such counsel’s attention that leads it to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the documents and information comprising the Disclosure Package, taken as a whole as of the Initial Sale Time, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to the financial statements, supporting schedules, footnotes, and other financial information contained in the Registration Statement, the Disclosure Package or the Prospectus).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States to the extent deemed proper and specified in such opinion, upon the opinion of the General Counsel of the Company, or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on the representations and warranties of the Offerors contained herein or in the Declaration, the Indenture, the Guarantee Agreements, that certain subscription agreement, of even date herewith, between the Company and the Trust covering the Common Securities and that certain note purchase agreement, of even date herewith, between the Company and the Trust, or on certificates of responsible officers of the Company and its subsidiaries and public officials.

(ii)      The opinion of [        ], special Delaware counsel to the Offerors, dated the date of the Closing Date [and any Option Closing Date] in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(A)      The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the [Firm] Capital Securities and the Common Securities.

(B)      Assuming due authorization, execution and delivery by the Company and the Trustees, the Declaration is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(C)      The Common Securities have been duly authorized by the Declaration and upon execution and delivery in accordance with the terms of the Declaration will be validly issued and represent undivided beneficial interests in the assets of the Trust.

(D)      The Capital Securities have been duly authorized by the Declaration and, subject to the terms of the Declaration, when delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued, and (subject to the qualifications set forth in this paragraph) fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the [Firm] Capital Securities will, subject to the terms of the Declaration, be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the [Firm] Capital Securities is not subject to preemptive or other similar rights. The Holders may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from the transfer or exchange of Capital Securities certificates and the issuance of replacement Capital Securities certificates and (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration.

(E)      This Agreement has been duly authorized by the Trust.

(F)      The issuance and sale by the Trust of the Capital Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated hereby and the compliance by the Trust with its obligations hereunder will not violate (A) any of the provisions of the Certificate of Trust or the Declaration or (B) any applicable Delaware law or administrative regulation.

(iii)      The opinion of [        ], dated the Closing Date [and any Option Closing Date] relating to [        ], as Delaware Trustee under the Declaration, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(A)      [        ] is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

(B)      The execution, delivery and performance by the Delaware Trustee of the Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee, and constitutes the legal, valid and binding obligation of the Delaware Trustee, enforceable against the Delaware Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(C)      The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the articles of organization or bylaws of the Delaware Trustee.

(D)      No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is necessary or required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

(iv)      The opinion, dated as of the Closing Date [and any Option Closing Date], of [        ], counsel to [        ], as Debt Trustee under the Indenture, and to [        ], as Guarantee Trustee under the Capital Securities Guarantee Agreement, and as Property Trustee under the Declaration, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(A)      [        ], is duly organized and is validly existing as a national banking association organized and in good standing under the laws of the United States with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Indenture, the Declaration and the Capital Securities Guarantee Agreement.

(B)      The execution, delivery and performance by the Debt Trustee of the Indenture, the execution, delivery and performance by the Property Trustee of the Declaration, and the execution, delivery and performance by the Guarantee Trustee of the Capital Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Debt Trustee, the Property Trustee and the Guarantee Trustee, respectively. The Indenture has been duly executed and delivered by the Debt Trustee, and constitutes the legal, valid and binding obligation of the Debt Trustee, enforceable against the Debt Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions. The Declaration has been duly executed and delivered by the Property Trustee, and constitutes the legal, valid and binding obligation of the Property Trustee, enforceable against the Property Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions. The Capital Securities Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee, and constitutes the legal, valid and binding obligation of the Guarantee Trustee, enforceable against the Guarantee Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(C)      The execution, delivery and performance of the Indenture by the Debt Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Debt Trustee. The execution, delivery and performance of the Declaration by the Property Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee. The execution, delivery and performance of the Capital Securities Guarantee Agreement by the Guarantee Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Guarantee Trustee.

(D)     No consent, approval or authorization of, or registration with or notice to, any federal banking authority is necessary or required for the execution, delivery or performance by the Debt Trustee of the Indenture. No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is necessary or required for the execution, delivery or performance by the Property Trustee of the Declaration. No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Guarantee Trustee of the Capital Securities Guarantee Agreement.

(v)      The opinion, dated as of the Closing Date [and any Option Closing Date], of [                ], counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Company and the Trust, the [Firm] Capital Securities, the Indenture, the Capital Securities Guarantee Agreement, this Agreement, the Registration Statement, the Disclosure Package, the Prospectus and any other related matters as the Representatives may require.

In giving its opinion, [                ] may rely as to certain matters of (i) Delaware law upon the opinion of [        ], counsel for the Offerors, which shall be delivered in accordance with Section 5(b)(ii) hereto and (ii) Florida law upon the opinion of General Counsel to the Company, which shall be delivered in accordance with Section 5(b)(i) hereto.

(vi)     The favorable opinion of Morrison & Foerster LLP, special tax counsel to the Company and the Trust, dated as of the Closing Date [and any Option Closing Date] as to certain federal tax matters set forth in the Disclosure Package and the Prospectus under “Certain U.S. Federal Income Tax Considerations.”

(c)     The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer or a Senior Vice President, and the principal financial or accounting officer of the Company, and a certificate of a Regular Trustee of the Trust, dated the Closing Date [and any Option Closing Date], to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and this Agreement and they are without knowledge that:

(i)       the representations and warranties of the Offerors in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the Closing Date [or such Option Closing Date] and the Offerors has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date [or such Option Closing Date];

(ii)      any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission; and

(iii)    since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(d)     At the time this Agreement is executed, KPMG LLP shall have furnished to the Representatives a letter or letters, dated as of the date of this Agreement, in form and substance satisfactory to the Representatives, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i)      They are an independent registered public accounting firm with respect to the Company within the meaning under the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii)     In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement [, the preliminary prospectus] and the Prospectus comply as to form in all material respects with the applicable accounting requirements under the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

(iii)    On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(A)     Reading the minutes of the meetings of the stockholders, the board of directors, the Corporate Governance, Nominating and Compensation Committee and the Audit Committee of the Company as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(B)     Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus to the date of the latest available interim financial data; and

(C)     Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

  (1)      the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements under the Exchange Act and the published rules and regulations thereunder;

  (2)      any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles; and

  (3)      (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the [line items identified by the Representatives] as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the [line items identified by the Representatives], except in all instances for changes or decreases which the Registration Statement, the preliminary prospectus and the Prospectus discloses have occurred or may occur, or KPMG LLP shall state any specific changes or decreases.

(iv)     The letter shall also state that KPMG LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus and which are specified by the Representatives and agreed to by KPMG LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, on the Closing Date [and any Option Closing Date], KPMG LLP shall have furnished to the Representatives a letter or letters, dated the Closing Date [or such Option Closing Date], in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (d).

(e)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Capital Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(f)      At the Closing Date [and any Option Closing Date], counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the [Firm] Capital Securities [and Option Capital Securities] as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the [Firm] Capital Securities [and Option Capital Securities] as herein contemplated shall be satisfactory in form and substance to the Representatives and [            ], counsel for the Underwriters.

(g)      On or after the date hereof and prior to the Closing Date [and on or after the date of the exercise of the option to purchase Option Capital Securities and prior to any Option Closing Date], at least one “nationally recognized statistical rating organization,” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), has rated the Capital Securities in one of its four highest rating categories and (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any such nationally recognized statistical rating organization, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h)      There shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(i)      [At the Closing Date [and any Option Closing Date], the [Firm] Capital Securities shall have been authorized for listing on the              Stock Exchange upon notice of issuance.]

(j)      If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date [and any Option Closing Date] by the Representatives. Notice of such cancellation shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

  6.     Payment of Expenses. The Company will pay all expenses incident to the performance of each Offeror’s obligations under this Agreement, including: (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, any Issuer Free

Writing Prospectus [, the preliminary prospectus] and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Capital Securities to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Securities, sale of the Securities to the Underwriters and the fees and expenses of any transfer agent or registrar for the Securities, (iv) the fees and expenses of counsel to any transfer agent or registrar, (v) the fees and disbursements of the Company’s and the Trust’s counsel and accountants, (vi) the qualification of the Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Notes under applicable state securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) the printing and delivery to the Underwriters of copies of any Blue Sky survey, (viii) the fees of FINRA, if applicable, (ix) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Junior Subordinated Notes, (x) the preparation, printing, reproduction and delivery to the Underwriters of copies of the Indenture, the Declaration, the Certificate of Trust and the Guarantee Agreements, (xi) the fees and expenses of the Property Trustee, the Delaware Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Property Trustee, the Delaware Trustee and the Guarantee Trustee in connection with the Declaration and the Certificate of Trust and the Guarantee Agreements and the Guarantees, as applicable, (xii) any fees payable in connection with the rating of the Capital Securities and the Junior Subordinated Notes, (xiii) [the fees and expenses incurred in connection with the listing of the Capital Securities and, if applicable, the Junior Subordinated Notes on the          Stock Exchange], and (xiv) the cost of qualifying the Capital Securities and the Junior Subordinated Notes with DTC.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of [                ], counsel for the Underwriters.

7.      Indemnification and Contribution.

(a)     The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning under the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Raymond James & Associates, Inc.) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Debt Trustee, Guarantee Trustee, or Delaware Trustee. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Offerors may otherwise have.

(b)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Trustees, the Company, each of the Company’s directors, each of the Company’s officers and each of the Trustees who signed the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning under the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Trust, or any such director, officer, Trustee or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus [, the preliminary prospectus] or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus [, the preliminary prospectus] or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company, the Trust, or any such director, officer, Trustee or controlling person for any legal and other expense reasonably incurred by the Company, the Trust, or any such director, officer, Trustee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Offerors hereby acknowledge that the only information that the Underwriters have furnished to the Offerors expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters[, the sentences relating to concessions and reallowances] and the statements set forth in [[        ] and [        ] paragraphs] under the caption “Underwriting” in [the preliminary prospectus and] the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)      Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Representatives)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)      The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)      If the indemnification provided for in Sections 7(a) through (d) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Offerors, and the total underwriting commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Offerors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 7(c) for purposes of indemnification. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) under the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II. For purposes of this Section 7(e), each person, if any, who controls an Underwriter within the meaning under the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and each Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning under the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or the Trust. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph. However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

(f)     The Company agrees to indemnify the Trust against all losses, claims, damages or liabilities incurred by the Trust under Section 7(a) hereof.

8.      Default by One or More of the Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Capital Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Capital Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Capital Securities set forth opposite the names of all the remaining Underwriters) the Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Capital Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Capital Securities, and if such non-defaulting Underwriters do not purchase all the Capital Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Company, or the Trust. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package [, the preliminary prospectus] and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or the Trust and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.      Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Capital Securities, if prior to such time (i) trading in securities generally or in the Common Stock of the Company listed on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Capital Securities.

10.      Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Offerors or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 6 and 7 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

11.      Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: [            ], [address], Attn: [            ], facsimile number: [            ]; or, if sent to the Trust and the Company, will be mailed, delivered or faxed and confirmed to it at Raymond James Financial, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, facsimile number: [            ], with a copy to each of: Raymond James Financial, Inc., [Legal Department], 880 Carillon Parkway, St. Petersburg, Florida 33716, Attn: General Counsel, facsimile number: [            ]; and Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attn: Anna T. Pinedo, facsimile number: (212) 468-7900.

12.      Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Trust, and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.      No Fiduciary Duties; Agreement Complete

(a)       Each of the Company and the Trust acknowledges and agrees that: (i) the purchase and sale of the Capital Securities pursuant to this Agreement, including the determination of the public offering price of the Capital Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Trust, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Trust is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party, including the Trust; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Trust with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Trust on other matters) and no Underwriter has any obligation to the Company or the Trust with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Trust and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Trust has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)      This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Trust and the several Underwriters, or any of them, with respect to the subject matter hereof. Each of the Company and the Trust hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Trust may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

14.      Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

15.      Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

Very truly yours,

RAYMOND JAMES FINANCIAL, INC.

By:

Name:
Title:

RJF CAPITAL TRUST [ ]

By:

Name:
Title:	Regular Trustee

By:

Name:
Title:	Regular Trustee

By:

Name:
Title:	Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.
By:
Name:
Title:

By:
Name:
Title:

  For themselves and as the Representatives

  of the several Underwriters named in

  Schedule II hereto.

SCHEDULE I

Underwriting Agreement dated [                ], 20[    ]

Registration Statement No. 333-[            ]

Representatives: [                ]

Address of Representatives:

[                ]

[            ]

[            ]

[            ]

Attention: [            ]

Title, Purchase Price and Description of Securities:

Title: RJF Capital Trust [    ]% Capital Securities due

1.      The initial public offering price per security for the [Firm] Capital Securities, determined as provided in said Section 2, shall be $[    ].

2.      The purchase price per security for the [Firm] Capital Securities to be paid by the several Underwriters shall be $[__], being an amount equal to the initial public offering price set forth above.

3.      The commission per Capital Security to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $[            ].

Closing, Time and Location: [                ], 20[    ],      A.M. New York City time, Offices of Morrison & Foerster LLP.

Listing: [Application will be made to list the [Firm] Capital Securities on the              Stock Exchange.] [None.]

Schedule I-1

SCHEDULE II

Underwriters	Number of Capital Securities to be Purchased
Raymond James & Associates, Inc.	[ ]
[ ]	[ ]

Total	[ ]

Schedule II-1

SCHEDULE III

Issuer Free Writing Prospectuses

The Final Term Sheet, as set forth in Schedule IV.

Schedule III-1

SCHEDULE IV

RJF CAPITAL TRUST [    ]

[        ]% CAPITAL SECURITIES

FINAL TERM SHEET

Dated [                ], 20[    ]

Schedule IV-1